EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2010 FOURTH QUARTER AND
YEAR-END RESULTS AND ANNOUNCES
2011 OPERATING INCOME GUIDANCE

Fourth Quarter 2010
Operating Income Per Share – $0.71
Net Income Per Share – $0.83
Catastrophe and Storm Losses Per Share – $0.15
Large Losses Per Share – $0.30
GAAP Combined Ratio – 99.6 percent

Year Ended December 31, 2010
Operating Income Per Share – $2.21
Net Income Per Share – $2.40
Catastrophe and Storm Losses Per Share – $2.10
Large Losses Per Share –  $0.98
Book Value Per Share - $28.52
GAAP Combined Ratio – 102.3 percent

2011 Operating Income Guidance - $1.90 to $2.15 Per Share

DES MOINES, Iowa (February 24, 2011) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported operating income of $0.71 per share for the fourth quarter ended December 31, 2010, compared to operating income of $0.98 per share for the fourth quarter of 20091.  Operating income for the year ended December 31, 2010 was $2.21 per share, compared to $2.55 per share in 2009.

Net income, including realized investment gains and losses, totaled $10,711,000 ($0.83 per share) for the fourth quarter of 2010 compared to $27,549,000 ($2.10 per share) for the fourth quarter of 2009. Net income for the year ended December 31, 2010 was $31,346,000 ($2.40 per share), compared to a net income of $45,371,000 ($3.44 per share) in 2009.

“Net income for 2009 includes $14,608,000 ($1.11 per share) of net realized investment gain resulting from the sale of the Company’s common stock investment in Verisk Analytics, Inc.,” stated Bruce G. Kelley, President and Chief Executive Officer. “Excluding this one-time transaction, net income for 2010 was comparable to 2009.”

“Operating results continue to meet our expectations,” continued Kelley. “Pricing remains competitive in the commercial lines of business, but we continue to see modest pricing improvements in the personal lines of business.   Due to the mild 2009 and 2010 hurricane seasons and a recovery in the reinsurance industry’s capital level, premium rate levels in the reinsurance segment were generally flat in 2010,” continued Kelley. “However, premiums earned for the reinsurance segment were up 9.9 percent in 2010 due to the addition of new facility business, as well as new property business in central and eastern Europe.”

Kelley went on to say that, “for the third consecutive year, underwriting results reflect higher than normal storm losses.  We have experienced similar periods of increased storm losses in the past and based on our research, do not believe this represents a permanent trend; nonetheless, we are monitoring current weather patterns closely so that our underwriting and pricing decisions reflect the most current information available.”

Premiums earned increased 4.4 percent to $103,062,000 for the fourth quarter of 2010, from $98,726,000 for the fourth quarter of 2009.  Premiums earned for the year ended December 31, 2010 increased 1.3 percent to $389,122,000 from $384,011,000 in 2009.

Investment income decreased 3.4 percent to $12,075,000 in the fourth quarter of 2010 from $12,505,000 in the fourth quarter of 2009.  Investment income for the year ended December 31, 2010 increased 3.6 percent to $49,489,000 from $47,759,000 in 2009, primarily due to the reinvestment of short-term holdings into Build America Bonds in the fourth quarter of 2009.

The Company experienced $4,562,000 ($0.23 per share after tax) of favorable development on prior years’ reserves during the fourth quarter of 2010, compared to $9,383,000 ($0.47 per share after tax) in the fourth quarter of 2009.  For the year ended December 31, 2010, favorable development on prior years’ reserves totaled $50,749,000 ($2.53 per share after tax) compared to $48,622,000 ($2.39 per share after tax) in 2009.  Included in the above amounts is $357,000 ($0.02 per share after tax) and $32,000 ($0.00 per share after tax) of favorable development on prior years’ catastrophe and storm loss reserves during the fourth quarter and year ended December 31, 2010.  For comparative purposes, favorable development on prior years’ catastrophe and storm loss reserves totaled $507,000 ($0.03 per share after tax) and $3,476,000 ($0.17 per share after tax) for the same periods in 2009.

“Other-than-temporary” investment impairment losses declined to $89,000 in the fourth quarter of 2010 from $381,000 in the fourth quarter of 2009.  For the year ended December 31, 2010, “other-than-temporary” investment impairment losses totaled $2,384,000, compared to $10,108,000 in 2009.  The 2010 impairments included 23 equity securities and two residential mortgage-backed securities.

Catastrophe and storm losses totaled $3,051,000 ($0.15 per share after tax) in the fourth quarter of 2010 compared to $520,000 ($0.03 per share after tax) in the fourth quarter of 2009.  Catastrophe and storm losses for the year ended December 31, 2010 totaled $42,144,000 ($2.10 per share after tax) compared to $31,465,000 ($1.55 per share after tax) in 2009.  Catastrophe and storm losses accounted for 10.8 percentage points of the combined ratio for the year ended December 31, 2010, which is significantly higher than the 9-year average of 5.5 percentage points for the period 1999 to 2007, but lower than the record 13.5 percentage points experienced in 2008.

Large losses (which the Company defines as losses greater than $500,000 for the pool), excluding catastrophe and storm losses, increased to $6,005,000 ($0.30 per share after taxes) in the fourth quarter of 2010 from $3,980,000 ($0.20 per share after taxes) in the fourth quarter of 2009.  For the year ended December 31, 2010, large losses totaled $19,634,000 ($0.98 per share after taxes), compared to $14,713,000 ($0.72 per share after taxes) in 2009.

The Company’s GAAP combined ratio was 99.6 percent in the fourth quarter of 2010 compared to 94.7 percent in the fourth quarter of 2009. For the year ended December 31, 2010, the Company’s GAAP combined ratio was 102.3 percent compared to 100.2 percent in 2009.

At December 31, 2010, consolidated assets totaled $1.2 billion, including $1.1 billion in the investment portfolio and stockholders’ equity totaled $368.6 million, an increase of 7.7 percent from December 31, 2009. Net book value of the Company’s stock was $28.52 per share, an increase of 9.2 percent from $26.11 per share at December 31, 2009.  Book value excluding accumulated other comprehensive income increased to $26.63 per share from $24.89 per share at December 31, 2009.

Management is projecting that 2011 operating income will be within a range of $1.90 to $2.15 per share. This guidance is based on a projected GAAP combined ratio of 103.6 percent for the year.

During the fourth quarter of 2010 the Company repurchased 100 shares of its common stock at a cost of $21.05 per share.  For the year, the Company repurchased 244,400 shares of its common stock at an average cost of $21.67 per share.  Since the inception of the repurchase program in March, 2008, the Company has repurchased 980,533 shares of the Company’s common stock at a cost of approximately $23.1 million, leaving approximately $1.9 million available for the repurchase of additional shares.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on February 24, 2011 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the year ended December 31, 2010, as well as its expectations for 2011. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through May 24, 2011. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 366793.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until May 24, 2011. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income to net income:

	Three Months Ended December 31,		Year ended December 31,
	2010	2009	2010	2009

Operating income	$9,125,505	$12,801,577	$28,831,601	$33,721,138
Net realized investment gains	1,585,678	14,747,267	2,514,722	11,649,476
Net income	$10,711,183	$27,548,844	$31,346,323	$45,370,614

CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $389,679 and $460,877)	$340,803	$410,005
Securities available-for-sale, at fair value (amortized cost $909,582,782 and $858,129,177)	941,537,026	884,688,114
Fixed maturity securities on loan:
Securities available-for-sale, at fair value (amortized cost $0 and $14,065,597)	-	14,492,872
Equity securities available-for-sale, at fair value (cost $75,721,039 and $73,114,920)	101,138,982	90,189,979
Other long-term investments, at cost	29,827	47,083
Short-term investments, at cost	36,616,111	55,390,096
Total investments	1,079,662,749	1,045,218,149

Cash	491,994	278,534
Reinsurance receivables due from affiliate	30,256,586	30,544,558
Prepaid reinsurance premiums due from affiliate	9,530,426	5,112,386
Deferred policy acquisition costs (all affiliated)	37,584,448	36,650,628
Defined benefit retirement plan due from affiliate	5,125,701	-
Accrued investment income	10,925,854	11,082,132
Accounts receivable	1,716,150	1,611,740
Income taxes recoverable	2,350,864	-
Deferred income taxes	6,690,218	15,044,357
Goodwill	941,586	941,586
Securities lending collateral	-	14,941,880
Other assets (affiliated $2,433,445 and $2,058,189)	2,517,922	4,361,843
Total assets	$1,187,794,498	$1,165,787,793

	December 31, 2010	December 31, 2009
LIABILITIES
Losses and settlement expenses (affiliated $553,125,183 and $553,787,770)	$556,140,956	$556,151,577
Unearned premiums due to affiliate	167,896,119	159,486,096
Other policyholders' funds due to affiliate	8,315,751	7,918,665
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle quarterly transaction balances	18,380,813	13,488,724
Employee retirement benefits payable to affiliate	20,418,716	18,176,720
Income taxes payable	-	5,488,760
Securities lending obligation	-	14,941,880
Other liabilities (affiliated $22,861,092 and $20,335,197)	23,001,141	22,717,686
Total liabilities	819,153,496	823,370,108

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000shares; issued and outstanding, 12,927,678 shares in 2010 and 13,114,481 shares in 2009	12,927,678	13,114,481
Additional paid-in capital	88,937,294	92,804,282
Accumulated other comprehensive income (loss):
Net unrealized losses on fixed maturity securities with "other-than-temporary" impairments	(69,852)	(104,847)
Other net unrealized gains	37,361,774	28,744,673
Employee retirement benefits payable to affiliate	(12,796,435)	(12,587,484)
Total accumulated other comprehensive income	24,495,487	16,052,342
Retained earnings	242,280,543	220,446,580
Total stockholders' equity	368,641,002	342,417,685
Total liabilities and stockholders' equity	$1,187,794,498	$1,165,787,793

CONSOLIDATED STATEMENTS OF INCOME

Quarter Ended December 31, 2010	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$78,048,084	$25,013,652	$-	$103,061,736
Investment income, net	8,968,750	3,101,499	4,948	12,075,197
Other income	126,779	-	-	126,779
	87,143,613	28,115,151	4,948	115,263,712
Losses and expenses:
Losses and settlement expenses	50,865,926	9,007,382	-	59,873,308
Dividends to policyholders	2,235,526	-	-	2,235,526
Amortization of deferred policy acquisition costs	20,618,178	5,383,060	-	26,001,238
Other underwriting expenses	7,995,277	6,506,377	-	14,501,654
Interest expense	225,000	-	-	225,000
Other expenses	119,456	(108,862)	265,810	276,404
	82,059,363	20,787,957	265,810	103,113,130
Operating income (loss) before income taxes	5,084,250	7,327,194	(260,862)	12,150,582
Realized investment gains	1,943,407	496,098	-	2,439,505
Income (loss) before income taxes	7,027,657	7,823,292	(260,862)	14,590,087
Income tax expense (benefit):
Current	(674,740)	1,465,422	(91,302)	699,380
Deferred	2,277,325	902,199	-	3,179,524
	1,602,585	2,367,621	(91,302)	3,878,904
Net income (loss)	$5,425,072	$5,455,671	$(169,560)	$10,711,183
Average shares outstanding				12,920,702
Per Share Data:
Net income (loss) per share - basic and diluted	$0.42	$0.42	$(0.01)	$0.83
Decrease (increase) in provision for insured events of prior years (after tax)	$(0.12)	$0.35	$-	$0.23
Catastrophe and storm losses (after tax)	$(0.06)	$(0.09)	$-	$(0.15)
Dividends per share				$0.19
Other Information of Interest:
Net written premiums	$63,201,500	$24,914,176	$-	$88,115,676
(Decrease) increase in provision for insured events of prior years	$2,456,661	$(7,018,676)	$-	$(4,562,015)
Catastrophe and storm losses	$1,308,310	$1,742,867	$-	$3,051,177
GAAP Combined Ratio:
Loss ratio	65.2%	36.0%	-	58.1%
Expense ratio	39.5%	47.5%	-	41.5%
	104.7%	83.5%	-	99.6%

CONSOLIDATED STATEMENTS OF INCOME - CONTINUED

Quarter Ended December 31, 2009	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$77,520,877	$21,204,653	$-	$98,725,530
Investment income, net	9,345,570	3,163,326	(4,253)	12,504,643
Other income	177,186	2,543	-	179,729
	87,043,633	24,370,522	(4,253)	111,409,902
Losses and expenses:
Losses and settlement expenses	49,291,089	8,241,260	-	57,532,349
Dividends to policyholders	1,816,687	-	-	1,816,687
Amortization of deferred policy acquisition costs	19,928,255	4,085,472	-	24,013,727
Other underwriting expenses	9,149,267	932,926	-	10,082,193
Interest expense	225,000	-	-	225,000
Other expenses	240,999	(364,633)	315,755	192,121
	80,651,297	12,895,025	315,755	93,862,077
Operating income (loss) before income taxes	6,392,336	11,475,497	(320,008)	17,547,825
Realized investment gains	22,641,978	46,126	-	22,688,104
Income (loss) before income taxes	29,034,314	11,521,623	(320,008)	40,235,929
Income tax expense (benefit):
Current	7,310,872	2,018,308	(112,002)	9,217,178
Deferred	1,818,792	1,651,115	-	3,469,907
	9,129,664	3,669,423	(112,002)	12,687,085
Net income (loss)	$19,904,650	$7,852,200	$(208,006)	$27,548,844
Average shares outstanding				13,113,534
Per Share Data:
Net income (loss) per share - basic and diluted	$1.52	$0.60	$(0.02)	$2.10
Decrease in provision for insured events of prior years (after tax)	$0.17	$0.30	$-	$0.47
Catastrophe and storm losses (after tax)	$0.04	$(0.07)	$-	$(0.03)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$63,193,817	$20,937,704	$-	$84,131,521
Decrease in provision for insured events of prior years	$(3,448,955)	$(5,934,148)	$-	$(9,383,103)
Catastrophe and storm losses	$(809,043)	$1,328,769	$-	$519,726
GAAP Combined Ratio:
Loss ratio	63.6%	38.9%	-	58.3%
Expense ratio	39.8%	23.6%	-	36.4%
	103.4%	62.5%	-	94.7%

CONSOLIDATED STATEMENTS OF INCOME - CONTINUED

Year Ended December 31, 2010	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$305,646,658	$83,475,492	$-	$389,122,150
Investment income, net	36,966,159	12,523,505	(449)	49,489,215
Other income	783,346	-	-	783,346
	343,396,163	95,998,997	(449)	439,394,711
Losses and expenses:
Losses and settlement expenses	208,114,161	46,526,358	-	254,640,519
Dividends to policyholders	8,013,843	-	-	8,013,843
Amortization of deferred policy acquisition costs	74,298,312	17,799,907	-	92,098,219
Other underwriting expenses	34,184,263	9,240,176	-	43,424,439
Interest expense	900,000	-	-	900,000
Other expenses	753,014	(345,978)	1,334,234	1,741,270
	326,263,593	73,220,463	1,334,234	400,818,290
Operating income (loss) before income taxes	17,132,570	22,778,534	(1,334,683)	38,576,421
Realized investment gains	3,078,289	790,514	-	3,868,803
Income (loss) before income taxes	20,210,859	23,569,048	(1,334,683)	42,445,224
Income tax expense (benefit):
Current	1,449,805	6,308,402	(467,139)	7,291,068
Deferred	3,212,310	595,523	-	3,807,833
	4,662,115	6,903,925	(467,139)	11,098,901
Net income (loss)	$15,548,744	$16,665,123	$(867,544)	$31,346,323
Average shares outstanding				13,038,263
Per Share Data:
Net income (loss) per share - basic and diluted	$1.19	$1.28	$(0.07)	$2.40
Decrease in provision for insured events of prior years (after tax)	$1.43	$1.10	$-	$2.53
Catastrophe and storm losses (after tax)	$(1.65)	$(0.45)	$-	$(2.10)
Dividends per share				$0.73
Book value per share				$28.52
Effective tax rate				26.1%
Annualized net income as a percent of beg. SH equity				9.2%
Other Information of Interest:
Net written premiums	$310,794,289	$84,054,820	$-	$394,849,109
Decrease in provision for insured events of prior years	$(28,726,238)	$(22,022,632)	$-	$(50,748,870)
Catastrophe and storm losses	$33,062,100	$9,081,615	$-	$42,143,715
GAAP Combined Ratio:
Loss ratio	68.1%	55.7%	-	65.4%
Expense ratio	38.1%	32.4%	-	36.9%
	106.2%	88.1%	-	102.3%

CONSOLIDATED STATEMENTS OF INCOME - CONTINUED

Year Ended December 31, 2009	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$308,079,036	$75,931,865	$-	$384,010,901
Investment income, net	35,679,586	12,069,177	10,543	47,759,306
Other income	752,635	2,543	-	755,178
	344,511,257	88,003,585	10,543	432,525,385
Losses and expenses:
Losses and settlement expenses	199,124,285	49,625,174	-	248,749,459
Dividends to policyholders	9,090,655	-	-	9,090,655
Amortization of deferred policy acquisition costs	73,409,970	14,582,779	-	87,992,749
Other underwriting expenses	36,841,268	2,175,711	-	39,016,979
Interest expense	900,000	-	-	900,000
Other expenses	855,846	(29,237)	1,346,388	2,172,997
	320,222,024	66,354,427	1,346,388	387,922,839
Operating income (loss) before income taxes	24,289,233	21,649,158	(1,335,845)	44,602,546
Realized investment gains (losses)	19,581,814	(1,659,543)	-	17,922,271
Income (loss) before income taxes	43,871,047	19,989,615	(1,335,845)	62,524,817
Income tax expense (benefit):
Current	11,296,988	4,886,576	(467,545)	15,716,019
Deferred	735,709	702,475	-	1,438,184
	12,032,697	5,589,051	(467,545)	17,154,203
Net income (loss)	$31,838,350	$14,400,564	$(868,300)	$45,370,614
Average shares outstanding				13,207,105
Per Share Data:
Net income (loss) per share - basic and diluted	$2.41	$1.09	$(0.06)	$3.44
Decrease in provision for insured events of prior years (after tax)	$1.70	$0.69	$-	$2.39
Catastrophe and storm losses (after tax)	$(1.37)	$(0.18)	$-	$(1.55)
Dividends per share				$0.72
Book value per share				$26.11
Effective tax rate				27.4%
Annualized net income as a percent of beg. SH equity				16.0%
Other Information of Interest:
Net written premiums	$312,814,883	$75,901,429	$-	$388,716,312
Decrease in provision for insured events of prior years	$(34,641,246)	$(13,981,046)	$-	$(48,622,292)
Catastrophe and storm losses	$27,898,729	$3,565,791	$-	$31,464,520
GAAP Combined Ratio:
Loss ratio	64.6%	65.4%	-	64.8%
Expense ratio	38.8%	22.0%	-	35.4%
	103.4%	87.4%	-	100.2%

INVESTMENTS

The Company had total cash and invested assets with a carrying value of $1.1 billion and $1.0 billion as of December 31, 2010 and, 2009, respectively.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	December 31, 2010
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$341	$390	-	$341
Fixed maturity securities available-for-sale	909,583	941,537	87.2%	941,537
Equity securities available-for-sale	75,721	101,139	9.4%	101,139
Cash	492	492	-	492
Short-term investments	36,616	36,616	3.4%	36,616
Other long-term investments	30	30	-	30
	$1,022,783	$1,080,204	100.0%	$1,080,155

	December 31, 2009
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$410	$461	0.1%	$410
Fixed maturity securities available-for-sale	872,195	899,181	86.0%	899,181
Equity securities available-for-sale	73,115	90,190	8.6%	90,190
Cash	279	279	-	279
Short-term investments	55,390	55,390	5.3%	55,390
Other long-term investments	47	47	-	47
	$1,001,436	$1,045,548	100.0%	$1,045,497

NET WRITTEN PREMIUMS

	Three Months Ended December 31, 2010		Year Ended December 31, 2010
	Percent of Net Written Premiums	Percent of I ncrease/ (Decrease) in Net Written Premiums	Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	15.3%	0.6%	16.7%	1.2%
Liability	13.0%	(1.4)%	14.6%	(6.3)%
Property	15.3%	7.4%	16.9%	4.8%
Workers' Compensation	13.1%	0.4%	16.3%	(3.0)%
Other	1.9%	(7.9)%	2.0%	(7.1)%
Total Commercial Lines	58.6%	1.5%	66.5%	(1.0)%

Personal Lines:
Automobile	7.5%	(14.5)%	7.3%	3.4%
Property	5.5%	8.9%	4.7%	(1.4)%
Liability	0.1%	(1.9)%	0.1%	(5.6)%
Total Personal Lines	13.1%	(6.0)%	12.1%	1.4%
Total Property and Casualty Insurance	71.7%	-%	78.6%	(0.6)%

Reinsurance	28.3%	19.0%	21.4%	10.7%
Total	100.0%	4.7%	100.0%	1.6%